EXHIBIT 27(n)(2)  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 333-35587 of United of Omaha Separate Account B of our report dated April 26, 2010, related to the financial statements and financial highlights of the subaccounts of United of Omaha Separate Account B, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Omaha, Nebraska

April 26, 2010